NEWS RELEASE

Contacts:	David A. Miller, CFO
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

Ken Dennard / ksdennard@drg-e.com

Karen Roan / kcroan@drg-e.com

DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES REPORTS

FISCAL 2006 FOURTH QUARTER AND YEAR END RESULTS

HOUSTON — DECEMBER 21, 2006 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced results for its fiscal fourth quarter and year ended September 30, 2006.

CONTINUING OPERATIONS FINANCIAL RESULTS

Continuing Operations’ revenues for the fourth quarter were $250.6 million, with a gross profit of $34.8 million, or 13.9 percent. Selling, general and administrative expenses for the fourth quarter were $32.3 million, or 12.9 percent of Continuing Operation revenues. Continuing Operations’ income from operations for the fourth quarter was $2.5 million. Continuing Operations reported a net loss for the fourth quarter of $0.1 million, or $0.00 per share.

Continuing Operations’ revenues for fiscal 2006 were $950.2 million, with a gross profit of $139.5 million, or 14.7 percent. Selling, general and administrative expenses for the full fiscal year were $124.1 million, or 13.1 percent of Continuing Operation revenues. Continuing Operations’ income from operations for the fiscal 2006 was $15.4 million. Continuing Operations reported net income for the year of $23.6 million, or $1.53 per diluted share.

“Fiscal 2006 was a year of transition for IES,” stated Michael Caliel, IES’ president and chief executive officer. “The financial restructuring was a pivotal step in strengthening the foundation this company needs to be successful in the future. We still have much to do in order to reach our goals. However, in the first full quarter as the new IES, we generated positive operating income from Continuing Operations and with the continued support of our customers, we produced double digit growth of new work in backlog.

“More importantly, during the fiscal fourth quarter, our management team invested significant time assessing the operations to better understand the capabilities and potential of this organization. Based on our findings, we embarked on a comprehensive program that we believe will allow IES to more fully capitalize its potential.

“Our focus is on building the company’s core competencies, such as estimating, project management and supply chain management, as well as removing costs that do not add value. We are also focused on cash management, and we have implemented very aggressive programs aimed at improving our cash flow. We look forward to sharing our continued progress over the coming quarters.”

PREDECESSOR AND SUCCESSOR FINANCIAL STATEMENTS

The company emerged from its restructuring on May 12, 2006. Periods prior to April 30, 2006 are referred to as Predecessor and periods following April 30, 2006 are referred to as Successor.

SEGMENT DATA

Continuing Operations’ segment revenues for Commercial / Industrial for the fourth fiscal quarter of 2006 were $140.7 million at a gross margin of 11.1 percent. The Residential segment had fourth quarter revenues of $109.9 million at a gross margin of 17.5 percent. Continuing Operations segment revenues for Commercial / Industrial for fiscal 2006 were $554.4 million at a gross margin of 12.5 percent. The Residential segment had 2006 revenues of $395.8 million at a gross margin of 17.8 percent.

BACKLOG AND BONDING

Backlog from Continuing Operations was $370.9 million on September 30, 2006, an increase of 12 percent over the $332.5 million recorded for the same units as of June 30, 2006. Year over year, backlog grew 13 percent from the end of fiscal 2005.

On October 30, 2006, IES and Chubb amended their surety agreement that was previously set to expire on December 31, 2006.

DEBT AND LIQUIDITY

Total debt was $55.8 million as of September 30, 2006 and $57.0 million as of December 20, 2006.

As a result of the company’s focus on improved cash management, cash and cash equivalents totaled approximately $28 million as of September 30, 2006. In addition, as of that date, the company had $20 million of cash collateral posted with its senior lender and approximately $16 million of cash collateral posted with its surety providers. Cash and cash equivalents as of December 20, 2006 was approximately $54 million.

FISCAL 2006 INTERIM PERIOD RESTATEMENT

During the fiscal year end financial close process, management identified an error that related to the three months ended December 31, 2005, the six months ended March 31, 2006, the seven months ended April 30, 2006 and the two months ended June 30, 2006. The net effect on previously reported interim operating income from these revisions was approximately $0.4 million.

For additional details on the restatement, please refer to the company’s annual report on Form 10-K, which is available on IES’ web site at www.ies-co.com.

EBITDA RECONCILIATION

The company has disclosed in this press release EBITDA (earnings before interest, taxes, depreciation and amortization) and EBITDAR (earnings before interest, taxes, depreciation, amortization and restructuring expenses) amounts that are non-GAAP financial measures. EBITDA and EBITDAR are also measures that are used in determining compliance with the company’s senior secured credit facility. Therefore, management believes EBITDA and EBITDAR provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so IES’ computations may not be comparable to other companies. In addition, IES has certain assets established as part of applying fresh-start accounting that will be amortized in the future. A reconciliation of EBITDA and EBITDAR to net income is found in the table below. For further details on the company’s financial results, please refer to the company’s fiscal year report on Form 10-K, filed on December 21, 2006.

Integrated Electrical Services has scheduled a conference call for Thursday, December 21, 2006, at 9:30 a.m. eastern time. To participate in the conference call, dial (303) 262-2075 at least ten minutes before the call begins and ask for the Integrated Electrical Services conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 28, 2006. To access the replay, dial (303) 590-3000 using a pass code of 11078490#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com. To listen to the live call on the web, please visit the company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This press release includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to the company’s ability to meet debt service obligations and related financial and other covenants particularly as relates to the shutdown company projects, and the possible resulting material default under the company’s credit agreements which is not waived or amended; limitations on the availability and the increased costs of surety bonds required for certain projects; risk associated with failure to provide surety bonds on jobs where the company has commenced work or are otherwise contractually obligated to provide surety bonds; the inherent uncertainties relating to estimating future operating results and the company’s ability to generate sales, operating income, or cash flow; potential difficulty in addressing material weaknesses in the inventory and control environment at one business unit that has been identified by the company and its independent auditors; fluctuations in operating results because of downturns in levels of construction,; inaccurate estimates used in entering into and executing contracts; inaccuracies in estimating revenue and percentage of completion on contracts; difficulty in managing the operation of existing entities; the high level of competition in the construction industry both from third parties and ex-employees; increases in costs or limitations on availability of labor, especially qualified electricians, increase in costs of commodities used in the our industry of steel, copper and gasoline; accidents resulting from the numerous physical hazards associated with the company’s work; loss of key personnel particularly presidents of business units; business disruption and costs associated with the Securities and Exchange Commission investigation or class action now pending; litigation risks and uncertainties, including in connection with the ongoing SEC investigation; unexpected liabilities or losses associated with warranties or other liabilities attributable to the retention of the legal structure or retained liabilities of business units where the company has sold substantially all of the assets; difficulties in integrating new types of work into existing subsidiaries; inability of the company to incorporate new accounting, control and operating procedures; the loss of productivity, either at the corporate office or operating level resulting from change procedures or management personnel; disruptions or inability to effectively manage consolidations; the residual effect with customers and vendors from the bankruptcy process leading to less work or less favorable delivery or credit terms; the delayed effect of fewer or different new projects awarded to the company during the bankruptcy and its effect on future financial results; the lowered efficiency and higher costs associated with projects at subsidiaries that the company has determined to wind down or close; the loss of employees during the bankruptcy process and the winding down of subsidiaries; and distraction of management time in winding down and closing subsidiaries.

You should understand that the foregoing, as well as other risk factors discussed in this document and in IES’ annual report on Form 10-K for the year ended September 30, 2006, could cause future outcomes to differ materially from those expressed in such forward looking statements. IES undertakes no obligation to publicly update or revise information concerning the company’s restructuring efforts, borrowing availability, or its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about us can be found at http://www.ies-co.com under “Investor Relations.” Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC.

Tables to follow

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE INFORMATION)

In previous releases, IES made reference to Go-Forward Operations and Wind-Down Units. The Wind-Down units are now included in Discontinued Operations; therefore, the Go-Forward Operations are now Continuing Operations. See the company’s Form 10-K for the year ended September 30, 2006 for complete financial statements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE INFORMATION)

In previous releases, IES made reference to Go-Forward Operations and Wind-Down Units. The Wind-Down units are now included in Discontinued Operations; therefore, the Go-Forward Operations are now Continuing Operations. See the company’s Form 10-K for the year ended September 30, 2006 for complete financial statements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

(IN THOUSANDS, EXCEPT SHARE INFORMATION)

See the company’s Form 10-K for the year ended September 30, 2006 for complete financial statements.

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